UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2022

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	811-08387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Peachtree Pkwy, Suite 4245

Cumming, GA 30041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 341-5898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2022, Waterside Capital Corporation (the “Company”) issued to Ryan Schadel, Chief Executive Officer, sole director and majority stockholder of the Company, a convertible promissory note in the aggregate principal amount of $40,873.62 (the “Note”).

The Note bears interest at a rate of 3.25% per annum and matures on March 3, 2027. Any amount of principal or interest on the Note which is not paid when due will bear interest at a rate of 12% per annum. The Company may prepay all or any portion of the Note at any time without penalty.

The Buyer has the right from time to time, and at any time following March 4, 2022 and ending on the full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the Note at a conversion price of $0.50, subject to adjustment as set forth in the Note.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above regarding the Note is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Convertible Promissory Note, dated March 4, 2022, issued by the registrant in favor of Ryan Schadel.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterside Capital Corporation

Date: March 7, 2022	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer